QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.13

AMENDMENT NUMBER TWO
TO THE
UNIVERSAL COMPRESSION, INC.
EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN

                 WHEREAS, Universal Compression, Inc. (the "Company") maintains the Universal Compression, Inc. Employees' Supplemental Savings Plan, effective July 1, 1998 (the "Plan");

        WHEREAS, Section 11.1 of the Plan reserves to the Company the right to amend the Plan by action of its Board of Directors (the "Board"); and

        WHEREAS, the Board has approved the amendment to the Plan to provide that any Participant's Matching Contribution Account shall be deemed invested (as set forth below) in the common stock of Universal Compression Holdings, Inc.;

        NOW, THEREFORE, the Plan is hereby amended as follows:

          1.    Section 6.1(b) of the Plan is hereby amended, effective September 1, 2002, by adding the following sentence to the end thereof:

      "Notwithstanding any other provisions herein to the contrary, Matching Contributions credited to a Participant's Matching Contribution Account, which are based on such Participant's Supplemental Salary Deferral amounts attributable to Compensation earned on or after September 1, 2002, shall be deemed invested in the common stock, par value $0.01 per share, of Universal Compression Holdings, Inc."

          2.    The first sentence of Section 6.2 is amended, effective September 1, 2002, to read as follows:

      "A Participant shall have the right to change the deemed investment of his Account and the allocation of future Supplemental Salary Deferrals and Bonus Deferrals (but not Matching Contributions attributable to a Participant's post-September 1, 2002 Supplemental Salary Deferrals) among investments by notice to the Compensation Committee in such form as required by the Compensation Committee."

          3.    Sections 6.1, 6.3, 8.1, and 11.2 of the Plan are each hereby amended by replacing the term "Deferred Compensation Account" with "Supplemental Salary Deferral Account" wherever such term shall appear in such section.

        IN WITNESS WHEREOF, and as evidence of the adoption of this amendment by the Company, the undersigned officer being duly authorized has signed this amendment this 15th day of August, 2002.

UNIVERSAL COMPRESSION, INC.
By:	/s/ RICHARD W. FITZGERALD Richard W. FitzGerald Senior Vice President & Chief Financial Officer

QuickLinks

AMENDMENT NUMBER TWO TO THE UNIVERSAL COMPRESSION, INC. EMPLOYEES' SUPPLEMENTAL SAVINGS PLAN